SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                            ___________________



      Date of Report (Date of earliest event reported) May 4, 2001
             			BICO, INC.
          (Exact name of registrant as specified in its charter)


Pennsylvania                       0-10822                   25-1229323
(State of other jurisdiction   (Commission File Number)        (IRS Employer
 of incorporation)                                       Identification No.)


      2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,  Pennsylvania 15220
      (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code (412) 429-0673




             _________________________________________________________
                        (Former name or former address,
                          if changes since last report.)












Item 1.	Change in Control of Registrant.
	Not applicable.

Item 2.	Acquisition or Disposition of Assets.
	Not applicable.

Item 3.	Bankruptcy or Receivership.
	Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant
	Not applicable.

Item 5.	Other Events.
        BICO, Inc. announced today that its Special Meeting of the Shareholders to be held at 9:00 a.m. on May 17, 2001 at the Holiday Inn in Washington, PA will be simulcast on the Internet

Item 6.	Resignation of Registrant's Directors.
	Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

	(a) 	Financial Statements and Businesses Acquired - Not Applicable.
	(b)	Pro Forma Financial Information - Not Applicable.
	(c) 	Exhibits - Press Release.

                                 SIGNATURES

	Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	                                       BICO, INC.

	                                       by  /s/   Fred E. Cooper
	                                       Fred E. Cooper, CEO
DATED:  May 4, 2001






          BICO SHAREHOLDERS' MEETING TO BE SIMULCAST ON THE INTERNET



      Pittsburgh, PA - May 4, 2001, - BICO, Incorporated (OTCBB:BIKO) announced today that its Special Meeting of the Shareholders to be held a 9:00 a.m. on May 17, 2001 at the Holiday Inn in Washington, PA will be simulcast on the Internet.
	To participate in the simultaneous webcast, interested parties shou direct their web browser to www.videonewswire.com/BICO/051701 to register, which can be done at any time. The simulcast may also be viewed on the Internet for 90 days following the May 17th meeting, which will include presentations on all of BICO's current projects.
      The Company will release further details prior to the meeting.
      BICO has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental solutions.








FOR FURTHER INFORMATION, CONTACT:
Investors	                                    Media
Diane McQuaide	                                    Susan Taylor
1.412.429.0673 phone	                            1.412.429.0673 phone
1.412.279.9690 fax	                            1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com